UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 28, 2007

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “SCOLR Pharma” refer to SCOLR Pharma, Inc., a Delaware corporation.

Item 1.01 Entry into Material Definitive Agreement.

On November 28, 2007, we entered into agreements to sell 2,781,100 shares of our common stock at a purchase price of $1.50 per share. Purchasers will also receive warrants to purchase an aggregate of 1,390,550 shares of common stock. The warrants will be exercisable for a period of five years and have an exercise price of $2.10 per share. The closing of the offering is expected to take place on or about December 4, 2007, subject to the satisfaction of customary closing conditions. We estimate that the net proceeds from the sale of common stock will be approximately $3.6 million, not including any proceeds we may receive on exercise of the warrants. We expect to add the net proceeds from this offering to our general funds to be used for research and development, working capital and other general corporate purposes.

The securities will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with a shelf registration statement which was declared effective on November 16, 2005.

ThinkEquity Partners, LLC is acting as our placement agent in connection with the offering pursuant to a Placement Agency Agreement, dated November 28, 2007. Taglich Brothers, Inc. is acting as our financial advisor in connection with the offering pursuant to a Financial Advisory Agreement, dated November 6, 2007, and amended on November 29, 2007. Michael N. Taglich, a member of our board of directors, is the president and a principal shareholder of Taglich Brothers. We have agreed to pay ThinkEquity a fee of $250,300 in cash upon the closing of the sale of the securities plus a reimbursement of up to $70,000 in costs and expenses. We have also agreed to pay Taglich Brothers a fee of $112,509 for its services, and this amount will be deducted from ThinkEquity’s fee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant

5.1	Legal opinion of DLA Piper US LLP

10.1	Placement Agency Agreement, dated November 28, 2007, between SCOLR Pharma, Inc. and ThinkEquity Partners, LLC

10.2	Financial Advisory Agreement, as amended, between SCOLR Pharma, Inc. and Taglich Brothers, Inc.

10.3	Form of Subscription Agreement

99.1	Press Release dated November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: November 30, 2007	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant

5.1	Legal opinion of DLA Piper US LLP

10.1	Placement Agency Agreement, dated November 28, 2007, between SCOLR Pharma, Inc. and ThinkEquity Partners, LLC

10.2	Financial Advisory Agreement, as amended, between SCOLR Pharma, Inc. and Taglich Brothers, Inc.

10.3	Form of Subscription Agreement

99.1	Press Release dated November 29, 2007